UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

GENTOR RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-130386 (Commission file number)	20-267977 (IRS Employer Identification Number)

1 First Canadian Place, Suite 7070
100 King Street West
Toronto, Ontario M5X 1E3
Canada
(Address of principal executive offices)

(416) 366-2221
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changes since last repot)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 10, 2012, Gentor Resources, Inc. (the “Company”) issued a press release entitled “Gentor Announces Proposed Corporate Reorganization”.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item  8.01  Other Events

As announced in the aforementioned press release, the Company is proposing to undertake a corporate reorganization, the effect of which will be to change the Company’s corporate jurisdiction from Florida to the Cayman Islands (the “Corporate Reorganization”).  The Corporate Reorganization will be effected by a two-step process involving a merger of the Company with and into its wholly-owned Wyoming subsidiary, followed by a continuation of the surviving company into the Cayman Islands. The Corporate Reorganization is subject to the receipt of TSX Venture Exchange and requisite shareholder approvals.  It is further subject to the issuance of an order from the Idaho Department of Finance (the “Department”) approving the fairness of the terms and conditions of the Corporate Reorganization after holding a fairness hearing (the “Fairness Hearing”) on the proposed Corporate Reorganization.

On January 9, 2012, the hearing officer appointed by the Department to conduct the Fairness Hearing issued a Notice of Fairness Hearing.  The Fairness Hearing will be held by the Department on January 23, 2012 at 9:00 MST at the offices of Hawley Troxell Ennis & Hawley LLP, located 877 Main Street, Suite 1000, Boise, Idaho, 83701-1617.  Contact information for the hearing officer is set forth in the Fairness Hearing Notice (as defined below).

All interested persons have a right to appear at the Fairness Hearing either in person at the foregoing physical address or by telephone by calling (208) 388-4825 or (866) 388-4977 and entering code number 0147114, or visiting http://conference.hteh.com/call/0147114 to have the system call back.  Any interested person who wishes to appear at the hearing by telephone must give the hearing officer prior notice of such intent to appear.  In addition, an interested person may submit (by mail, email or facsimile) written prepared testimony to the hearing officer in advance of the hearing.

Each interested person is entitled to present evidence as to the fairness of the terms and conditions of the proposed Corporate Reorganization, including the proposed issuance of securities involved in the Corporate Reorganization, as described in the Information Circular (defined below).  Each interested person may submit questions or comments directly to the hearing officer either at the Fairness Hearing or prior to the Fairness Hearing by using the foregoing contact information.  Any interested person who submits prepared testimony in advance of the Fairness Hearing must appear at the Fairness Hearing in person or by telephone to formally submit the prepared testimony under oath.  Any interested person may be present at the Fairness Hearing and may, but need not be, represented by counsel.

A copy of the Company’s notice of the Fairness Hearing (the “Fairness Hearing Notice”) sent to security holders of the Company is attached as Exhibit 99.2 hereto.  As indicated in the Fairness Hearing Notice, important information regarding the Corporate Reorganization and associated matters is set forth in the draft information circular/proxy statement (the “Information Circular”), a copy of which is available on the Company’s website at http://www.gentorresources.com/s/IFHI.asp and attached as Exhibit 99.3 hereto.

The securities proposed to be issued in the Corporate Reorganization have not been and will not be registered under the Securities Act of 1933, as amended, (the “Securities Act”) or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  If granted following the Fairness Hearing, the order of the Department approving the fairness of the terms and conditions of the Corporate Reorganization will constitute the basis for an exemption from the registration requirements of the Securities Act, pursuant to Section 3(a)(10) thereof, with respect to the issuance of the securities in the Corporate Reorganization.

None of this filing, the Fairness Hearing Notice or the Information Circular constitute an offer to sell or a solicitation of an offer to buy any of the securities.  No proxies or shareholder consents are being solicited at this time.

Item  9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated January 10, 2012

99.2	Fairness Hearing Notice regarding proposed Corporate Reorganization

99.3	Draft Information Circular

99.4	Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: January 11, 2012

Gentor Resources, Inc.

/s/  Geoffrey G. Farr
By:  Geoffrey G. Farr
Title:  Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 10, 2012

99.2	Fairness Hearing Notice regarding proposed Corporate Reorganization

99.3	Draft Information Circular

99.4	Agreement and Plan of Merger